SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:  August 1, 2000                   Commission file number 1-5805
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                         THE CHASE MANHATTAN CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                              13-2624428
         --------                                              ----------
(State or other jurisdiction                                I.R.S. Employer
      of incorporation)                                    Identification No.)


      270 Park Avenue, New York, NY                              10017
      -----------------------------                              -----
(Address of principal executive offices)                       (Zip Code)


       (Registrant's telephone number, including area code) (212) 270-6000
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Item 5. Other Events
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On August 1, 2000, The Chase Manhattan Corporation ("CMC") declared its offer for Robert Fleming Holdings Limited ("RFH") unconditional in all respects and, accordingly, RFH became a subsidiary of CMC as of such date. CMC also implemented on August 1, 2000 the statutory procedure enabling CMC to acquire compulsorily all outstanding RFH shares which it had not already acquired or in respect of which CMC had not received valid acceptances. The compulsory acquisition will be effective on or about September 12, 2000. Attached as an exhibit is a copy of the press release with respect to the foregoing.


Item 7.  Financial Statements, Pro Forma Financial information and Exhibits
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The following exhibit is filed with this report.

Exhibit Number                 Description
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    99.1                       Press Release


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                                                                   1 August 2000

            NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN HONG KONG

                                Recommended Offer

                                  on behalf of

                         The Chase Manhattan Corporation

                                       for

                         Robert Fleming Holdings Limited

On 24 May 2000, The Chase Manhattan Corporation ("Chase") announced that by 3.00 p.m. on 23 May 2000, valid acceptances of the Offer had been received in respect of 156,670,694 Flemings Shares, representing approximately 91.72 per cent. of the issued ordinary shares of Flemings to which the Offer relates and that the Offer was therefore unconditional as to acceptances.

Chase now announces that all of the conditions of the Offer have been satisfied or waived and that accordingly the Offer is declared unconditional in all respects today, 1 August 2000. The formal offer document dated 11 April 2000 (the "Offer Document") stated that, on the basis of certain assumptions, Flemings Shareholders would be entitled to receive:

For each Flemings Share         a cash amount of(pound)14.47 and between
                                0.2012 and 0.2460 of a New Chase Share

In accordance with the terms of the Offer (in particular, after adjustment for a 3 for 2 Chase stock split approved by the stockholders of Chase at Chase's annual meeting on 16 May 2000 and which became effective on 9 June 2000 and having determined the fraction of a New Chase Share that Flemings Shareholders are entitled to receive in respect of each Flemings Share they hold according to the formula set out in the Offer Document), Flemings Shareholders are entitled to receive:

For each Flemings Share         a cash amount of(pound)14.47
                                and 0.3689 of a New Chase Share

Chase is today implementing the procedure under sections 428 to 430F of the Companies Act 1985 (as amended) to acquire compulsorily all of the outstanding Flemings Shares which it has not already acquired, or contracted to acquire or in respect of which it has not received valid acceptances.

The Offer for the whole of the issued and to be issued share capital of Flemings, including the Loan Note Alternative, as set out in the Offer Document, will remain open for acceptance until completion of the compulsory acquisition procedure. Flemings Shareholders who wish to accept the Offer and have not yet done so should despatch their Form of Acceptance (and Form of Election if they wish to elect for the Loan Note Alternative) as soon as possible in accordance with instructions set out in the Offer Document.


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The Mix and Match Election will be available to Flemings Shareholders who validly accept the Offer and despatch a valid Form of Election to participate in the Mix and Match Election so as to be received by Capita IRG Plc, New Issues Department, by no later than 3.00 p.m. (London time) on Tuesday, 8 August 2000. The Mix and Match Election will close on that date and will not be available to Flemings Shareholders thereafter. To the extent that elections under the Mix and Match Election can be satisfied, electing Flemings Shareholders will receive additional New Chase Shares instead of cash or vice versa on the basis of the sterling equivalent (calculated at the sterling to US dollar exchange rate prevailing today, 1 August 2000) of the Average Chase Price, being US$49.7063. The sterling to US dollar exchange rate prevailing on 1 August 2000 will be determined by reference to the closing mid-point spot rate as shown in the Financial Times published on 2 August 2000. At the close of business (New York time) on 31 July 2000 the closing price of a Chase Share on the New York Stock Exchange was US$49.6875. Terms defined in the Offer Document have the same meanings when used herein unless the context requires otherwise.

Enquiries

Chase Manhattan plc

James B. Downing
Paul R. Sullivan
(+44) 20 7777 2000

Chase Public Relations

John M. Anderson
(+44) 20 7777 4275


This announcement has been issued by and is the sole responsibility of Chase and has been approved by Chase Manhattan plc for the purposes of section 57 of the Financial Services Act 1986. Chase Manhattan plc, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for Chase in connection with the Offer and will not be responsible to anyone other than Chase for providing the protections afforded to the customers of Chase Manhattan plc or for providing advice in relation to the Offer.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE CHASE MANHATTAN CORPORATION
                                                (Registrant)


                                        /s/  Anthony J. Horan
                                      ---------------------------------------
Dated: August 3, 2000                        Anthony J. Horan
                                             Corporate Secretary


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